UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2007

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14732	04-2742593
(Commission File Number)	(IRS Employer Identification No.)

125 CambridgePark Drive
Cambridge, Massachusetts	02140
(Address of principal executive offices)	(Zip Code)

(617) 498-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 27, 2007, AMAG Pharmaceuticals, Inc., or the Company, amended its existing lease for its principal executive offices located at 125 CambridgePark Drive, Cambridge, Massachusetts 02140. Pursuant to the amended lease, the Company leased an additional 8,227 square feet of office space and correspondingly increased the annual base rent payable to the landlord under such lease by $320,853.  The Company will also pay as additional rent an amount equal to 3.15% of “annual operating costs” (as defined in the amended lease) attributable to a portion of the new office space and 1.32% of “annual operating costs” attributable to the remaining portion of the new office space.  The term of the lease was not affected by the amendment.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

The Company hereby files the following exhibit:

10.1	Second Amendment to Lease, dated as of August 27, 2007, by and between AMAG Pharmaceuticals, Inc. and W2007 CPD Realty, L.L.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Joseph L. Farmer
Joseph L. Farmer
General Counsel and Vice
President of Legal Affairs

Date: August 27, 2007

EXHIBIT INDEX

Exhibit Number	Description
10.1	Second Amendment to Lease, dated as of August 27, 2007, by and between AMAG Pharmaceuticals, Inc. and W2007 CPD Realty, L.L.C.